EXHIBIT 7C

For period ending 3/31/2018 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1.
Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

                                                                  Is this the
                                                                  last filing
Series                                                            for this
Number  Series Name                                               Series? (Y/N)

129	Wells Fargo Small Cap Value Fund				N
134	Wells Fargo Intrinsic Small Cap Value Fund			N
162	Wells Fargo Special Small Cap Value Fund			N
171	Wells Fargo Traditional Small Cap Growth Fund			N
178     Wells Fargo Precious Metals Fund                    	        N
179     Wells Fargo Utility and Telecommunications Fund     	        N
204     Wells Fargo Small Cap Core Fund     	                        N